        As filed with the Securities and Exchange Commission on June 12, 1997

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                               -----------------------

                                       FORM S-8
                            REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------

                           GENZYME TRANSGENICS CORPORATION
                (Exact name of registrant as specified in its charter)



               Massachusetts                                 04-3186494
(State or other jurisdiction of incorporation)    (I.R.S. Employer Identification No.)


                  Five Mountain Road, Framingham, Massachusetts 01701
                       (Address of Principal Executive Offices)

                               -----------------------

                              1993 EQUITY INCENTIVE PLAN
                               (Full title of the plan)

                                  JAMES A. GERAGHTY
                        President and Chief Executive Officer
                           Genzyme Transgenics Corporation
                                  Five Mountain Road
                           Framingham, Massachusetts 01701
                                    (508) 872-8400
              (Name, address and telephone number of agent for service)

                                   with copies to:

                             LYNNETTE C. FALLON, ESQUIRE
                                  Palmer & Dodge LLP
                                  One Beacon Street
                             Boston, Massachusetts 02108
                                    (617) 573-0100

                               -----------------------

                           CALCULATION OF REGISTRATION FEE


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
Title of each class of securities to         Amount to be        Proposed         Proposed Maximum       Amount of
be registered                                 registered      maximum offering   aggregate offering   registration fee
                                                             price per share(1)       price(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           500,000 shares(2)       $8.125              $4,062,500           $1,231.07
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Registrant's Common Stock on June 10, 1997 as reported by the Nasdaq
    National Market System.
(2) This Registration Statement registers an additional 500,000 shares issuable under the Registrant's 1993 Equity Incentive Plan (the "Plan"). An aggregate of 2,015,000 shares have previously been registered under the Plan (Reg. No. 33-69516 covering 350,000 shares, Reg. No. 33-84706 covering an additional 235,360 shares, Reg. No. 33-88030 covering an additional
    432,340 shares, Reg. No. 33-92998 covering an additional 272,300 shares and Reg. No. 333-04535 covering an additional 725,000 shares).

-----------------------------------------------------------------------------------------------------------------------


      Statement Regarding Incorporation By Reference From Effective
                         Registration Statement.

    Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1993 (File No. 33-69516) relating to the registration of 350,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 500,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Commission (File No. 0-21794) are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

         (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, including any amendment or report filed for the purpose of updating such description.

    All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 5. Interests of Named Experts and Counsel.

    The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Assistant Clerk of the Company, is a partner of Palmer & Dodge LLP.


Item 8.  Exhibits.

    See Exhibit Index on page 6.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of May, 1997.



                             GENZYME TRANSGENICS CORPORATION
                             (Registrant)



                             By:  /s/ James A. Geraghty
                                  --------------------------
                                  James A. Geraghty,
                                  President and Chief Executive Officer


                             POWER OF ATTORNEY

    We, the undersigned officers and directors of Genzyme Transgenics Corporation, hereby severally constitute and appoint James A. Geraghty, John B. Green, Gary Cohen and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated and on this 28th day of May, 1997:

Signature                              Capacity
---------                              --------


/s/ James A. Geraghty                 President, Chief Executive Officer
--------------------                  (Principal Executive Officer) and
James A. Geraghty                     Director



/s/ John B. Green                     Vice President and Chief Financial Officer
--------------------                  (Principal Financial Officer and Principal
John B. Green                         Accounting Officer)




/s/ Henri A. Termeer                  Chairman of the Board and Director
--------------------
Henri A. Termeer

/s/ Robert W. Baldridge              Vice Chairman of the Board and Director
-----------------------
Robert W. Baldridge



/s/ Henry E. Blair                   Director
-----------------------
Henry E. Blair



/s/ Alan E. Smith                   Director
-----------------------
Alan E. Smith



/s/ Alan W. Tuck                    Director
-----------------------
Alan W. Tuck



/s/ Francis J. Bullock              Director
-----------------------
Francis J. Bullock

                                    EXHIBIT INDEX
                                    -------------


Exhibit
Number                         Description
-------                        -----------

4.1 Restated Articles of Organization of Genzyme Transgenics Corporation, as amended. Filed as
                               Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-21794) and incorporated herein by reference.

4.2 By-laws of Genzyme Transgenics Corporation (as amended through June 25, 1993). Filed as
                               Exhibit 3.2 to the Registrant's Registration
                               Statement on Form S-1 (File No. 33-62782) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1 Consent of Coopers & Lybrand L.L.P., independent accountants.

23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as
                               Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).